Exhibit 4.15

POET Technologies

WARRANT NO.
SP.1
SERIES "AE"

REPRESENTING
*** 1,000 ***
WARRANTS

CONTINUED UNDER THE BUSINESS CORPORATIONS ACT (ONTARIO)

WARRANT FOR PURCHASE OF COMMON SHARES

THIS CERTIFIES THAT, for value received:

* SPECIMEN *
* SPECIMEN *
* SPECIMEN *

the holder of this warrant, is entitled to purchase:

* ONE THOUSAND *

fully paid and non-assessable common shares of

POET TECHNOLOGIES INC.

at the price of CA$XX per share (the "Exercise Price") at any time prior to 5:00 p.m. (Toronto time) on XX (the "Expiry Time").

The rights represented by this Warrant Certificate may be exercised by the Holder, from time to time, in whole or in part (but not as to a fractional share), by completing the subscription form attached hereto and surrendering this Warrant Certificate at the office of Capital Transfer Agency Inc., Suite 401, 121 RichmondStreet West, Toronto, ON M5H 2K1, together with a certified cheque, money order or bank draft payable to or to the order of POET TECHNOLOGIES INC. in payment of the purchase price of the number of Common Shares subscribed for.

This Warrant Certificate and the Common Shares issuable upon the exercise of this Warrant Certificate have not been and will not be registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act") or any state securities laws. This Warrant Certificate may not be exercised in the United States or by or on behalf of any U.S. Person (as defined in Regulation S under the U.S. Securities Act) or person in the United States, unless this Warrant and the Common Shares issuable upon exercise hereof have been registered under the U.S. Securities Act and any applicable state securities laws or unless an exemption from such registration is available.

In the event of an exercise of the rights represented by this Warrant Certificate, certificates for the Common Shares so purchased shall be delivered to the Holder within a reasonable time, not exceeding ten business(10) days after the rights represented by this Warrant Certificate shall have been exercised and, unless this Warrant Certificate has expired or was exercised in its entirety, a new Warrant Certificate representing the number of Common Shares, if any, with respect to which this Warrant Certificate shall not then have been exercised shall also be issued to the Holder within such time. If the purchase price is paid by a non-certified cheque, then the share issuance will be delayed until the cheque has been cleared.

This Warrant Certificate shall be governed by and construed in accordance with the laws of the province of Ontario and the federal laws of Canada applicable therein and shall be treated in all respects as an Ontario contract.

Michel Lafrance
Michel Lafrance
Secretary

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE *.

WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL *.

DATED JANUARY 16, 2014
Countersigned and Registered
CAPITAL TRANSFER AGENCY INC.
(Toronto, Ontario, Canada)
Warrant Agent

By____________________
AUTHORIZED SIGNATURE

SECURITY INSTRUCTIONS ON REVERSE VOIR LES INSTRUCTIONS DE SÉCURITÉ AU VERSO

Printed by DATA BUSINESS FORMS

5144338

SUBSCRIPTION FORM TO: POET TECHNOLOGIES INC. c/o Capital Transfer Agency Inc. Suite 401,121 Richmond St. West Toronto, ON M5H 2K1 The undersigned registered Holder of the within Warrant Certificate, hereby subscribes for common shares ("Common Shares") (or such number of Common Shares or other securities or property to which such subscription entitles the undersigned in lieu thereof or in addition thereto under the Warrant Certificate) of POET Technologies Inc. at a price per share equal to the Exercise Price set forth on the front page of the warrant (or such adjusted price which may be in effect under the provisions of the Warrant Certificate) (the "Exercise Price'') and in payment of the Exercise Price encloses a certified cheque in lawful money of Canada payable to the order of POET Technologies Inc. or its successor corporation; and delivers herewith the above-mentioned Warrant Certificate entitling the undersigned to subscribe for the above-mentioned number of Common Shares. The undersigned hereby directs that the said Common Shares be registered as follows: NUMBER OF NAMES(S) IN FULL ADDRESS(ES) COMMON SHARES DATED THIS day of 200 . (Signature of Subscriber) (Print Name of Subscriber) (Address of Subscriber in Full) NOTE: The certificates will be mailed by registered mail to the address appearing in this Subscription Form. If the shares are to be registered in another name other than the Holder, a Power of Attorney Form or Warrant Transfer Form will be required for the issuance of the shares. Subscription Forms which are improperly completed or missing attachments will be returned to the Holder to correct the deficiencies which will delay the share issuance and may result in a fee being charged. WARRANT TRANSFER FORM TO: POET TECHNOLOGIES INC. c/o Capital Transfer Agency Inc. Suite 401, 121 Richmond St. West Toronto, ON M5H 2K1 Certificate of Transferor The undersigned holder of the within Warrant certificate hereby sells, assigns and transfers to [name of Transferee], [number of Warrants] Warrants of POET Technologies Inc. registered in the name of the undersigned on the records of POET Technologies Inc. represented by the attached Warrant certificate and irrevocably appoints , the attorney of the undersigned to transfer the said securities on the books or register with full power of substitution. DATED the day of , 200 . Signature of Transferor Signature and (if applicable) Authority Guaranteed NOTE: 1. A fee of $60.00 (plus applicable taxes) per warrant certificate must accompany this Warrant Transfer Form. This fee may change and additional fees may also apply. 2. There is an additional requirement for shares registered in the name of a corporation. A certified copy of a valid resolution that is dated, or has been signed, within the last 6 months appointing one or more persons to sign on behalf of the corporation, must be delivered with the warrant certificate, which certified copy must be signed by such person or persons and unless there is only one signing officer for the corporation, certified by someone other than the person designated in the resolution with the appropriate medallion signature guarantee. If there is only one signing officer for the corporation, the resolution must state that the person signing the resolution is the "sole signing officer". 3. Warrant Transfer Forms which are improperly completed or missing attachments will be returned to the Holder to correct the deficiencies and as such will delay the share issuance and may result in an additional fee being charged. 4. Any transfer of warrants will require compliance with applicable securities legislation. Transferors and transferees are urged to contact legal counsel before effecting any such transfer. SECURITY INSTRUCTIONS - INS SECURITY INSTRUCTIONS - INSTRUCTIONS DE SÉCURITÉ THIS IS WATERMARKED, HOLD TO LIGHT TO VERIFY WATERMARK. PAPIER FILIGRANÉ, NE PAS ACCEPTER SANS VÉRIFIER LA PRÉSENCE DU FILIGRANE. POUR CE FAIRE, PLACER A LA LUMIÉRE.

POET TECHNOLOGIES INC.

WARRANT TERMS AND CONDITIONS

This Warrant is issued on the following terms and conditions:

1.              In the event of any subdivision of the Common Shares as such shares are constituted on the date hereof, at any time while this Warrant is outstanding, into a greater number of Common Shares, the Company will thereafter deliver at the time or times of purchase of shares hereunder, in addition to the number of shares in respect of which the right to purchase is then being exercised, such additional number of shares as result from such subdivision without any additional payment or other consideration therefor.

2.              In the event of any consolidation of the Common Shares as such shares are constituted on the date hereof, at any time while this Warrant is outstanding, into a lesser number of Common Shares, the number of shares represented by this Warrant shall thereafter be deemed to be consolidated in like manner and any subscription by the Holder for shares hereunder shall be deemed to be a subscription for shares of the Company as consolidated.

3.              In the event of any reclassification of the Common Shares into a different class of securities of the Company at any time while this Warrant is outstanding, the Company shall thereafter deliver at the time of the purchase of Common Shares hereunder the number of shares of the appropriate class resulting from the reclassification as the Holder would have been entitled to receive in respect of the number of shares so purchased had the right to purchase been exercised before such reclassification.

4.              If at any time while this Warrant is outstanding the Company shall be a party to any reorganization, merger, dissolution or sale of all or substantially all of its assets (an “Event”), whether or not the Company is the surviving entity, as a result of which an adjustment is made to the Common Shares, the securities issuable on exercise of this Warrant shall be the securities to which the Holder would have been entitled to receive by reason of such Event if the Holder had been, on the effective date of the Event, the registered holder of Common Shares issuable on exercise of any portion of this Warrant which is then unexercised, and the Exercise Price in effect immediately prior to the Event shall be adjusted to reflect such Event as appropriate; provided, however that no adjustment shall be made as a result of the issuance or exchange of shares of OPEL Inc. Exchangeable Stock exchangeable for Common Shares of the Company as contemplated by in the Reorganization Agreement dated as of December 30, 2005 between the Company and OPEL Inc.

5.              Upon any adjustment of the number of Common Shares and upon any adjustment of the Exercise Price as a result of an event as described in paragraphs 1 to 4 above, then and in each such case the Company shall give written notice thereof to the Holder, which notice shall state the Exercise Price and the number of Common Shares or other securities subject to the unexercised Warrants resulting from such adjustment, and shall set forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

6.        In case at any time:

(a)         the Company shall issue rights, options or warrants to all or substantially all the holders of the outstanding common shares of the Company entitling them, for a period expiring not more than 45 days after the record date established for such issuance, to subscribe for or purchase Common Shares or securities convertible into or exchangeable for Common Shares at a price per share or, as the case may be, having a conversion or exchange price per share less than 95% of the Fair Market Value (as hereinafter defined) on such record date;

(b)         the Company shall declare any dividend upon its Common Shares payable in Common Shares or other securities of the Company;

(c)          the Company shall offer for subscription pro rata to the holders of its Common Shares any additional shares of any class or other rights;

(d)         there shall be any capital reorganization or reclassification of the capital stock of the Company, or consolidation, amalgamation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation; or

(e)          there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then, in any one or more of such cases, the number of Common Shares to be issued under the Warrant shall, at the time of exercise, be appropriately adjusted and the Holder shall receive, in lieu of the number of Common Shares in respect of which the right is then being exercised, the aggregate number of Common Shares or other securities that the Holder would have been entitled to receive as a result of such event if, on the record date therefore, the Holder had been the registered holder of the number of Common Shares to which the Holder was entitled upon the exercise of the Warrant.  The Company shall give to the Holder (A) at least 10 days’ prior written notice of the date on which a record shall be taken for such issuance of rights, options or warrants, dividend, distribution or offer of subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, amalgamation, merger, sale, dissolution, liquidation or winding-up; and (B) in the case of any such reorganization, reclassification, consolidation, amalgamation, merger, sale, dissolution, liquidation or winding-up, at least 10 days’ prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (A) shall also specify, in the case of any such issuance of rights, options or warrants, dividend, distribution or offer of subscription rights, the date on which the holders of Common Shares shall be entitled thereto, and such notice in accordance with the foregoing clause (B) shall also specify the date on which the holders of Common Shares shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, amalgamation, merger, sale, dissolution, liquidation or winding-up, as the case may be.

7.              For the purposes of any computation hereunder, the “Fair Market Value” of the Common Shares at any date means the average, during the period of 20 consecutive trading days ending on the second trading day (as hereinafter defined) before such date, of the volume weighted average trading price per share at which the Common Shares have traded on the Toronto Venture Exchange (“Exchange”) (or such other stock exchange or quotation system upon which the Common Shares may then be listed or quoted), provided that if, on any such trading day, there has been no trading of the Common Shares, the average of the closing bid and asked prices per share for board lots of the Common Shares reported by the Exchange (or such other stock exchange or as quoted by the most commonly quoted or carried source of quotations for shares traded in the over-the-counter market) for such trading day shall be utilized in computing such average, and provided further that if the Common Shares are not listed on any stock exchange or traded on any quotation system, then the Fair Market Value of the Common Shares shall be determined by the directors of the Company acting in good faith.

8.              In the event that subdivided, consolidated or reclassified shares become issuable hereunder pursuant to paragraphs 1, 2 or 3 above or in the event of an adjustment to the Common Shares as referred to in paragraph 4 above, the aggregate exercise price payable to purchase 100% of such shares shall be equivalent to the aggregate price payable to purchase all of the Common Shares represented hereby prior to such subdivision, consolidation, reclassification or adjustment at the Exercise Price. In the event of the exercise of a portion of this Warrant to purchase subdivided, consolidated, reclassified or adjusted shares, the exercise price in respect of such portion shall be that percentage portion of the total exercise price, calculated as set forth in the foregoing, as is equivalent to the percentage portion of this Warrant then being exercised.

9.              The Company hereby covenants and agrees with the Holder that: (a) all Common Shares issued upon the due exercise of this Warrant and full payment of the Exercise Price thereof will, upon issuance, be fully paid and non-assessable; and (b) at all times the Company will have authorized and reserved for issuance a sufficient number of Common Shares to provide for the exercise of this and like Warrants.

10.       As a condition precedent to the taking of any action which would require an adjustment in any of the acquisition rights pursuant to this Warrant, including the number of Common Shares which are to be received upon the exercise thereof, the Company may take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company or a successor corporation has unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all the securities which the Holder is entitled to receive on the full exercise of this Warrant, in accordance with the provisions hereof.

11.       This Warrant shall not entitle the Holder to any rights as a shareholder of the Company including, without limitation, voting rights.

12.       The Holder, by acceptance of this Warrant, agrees that this Warrant and any Common Shares acquired by the Holder pursuant to this Warrant may not be traded until the expiry of a four month hold period ending four months after the date of issuance of the Warrant, except as permitted by the Securities Act (Ontario), the Securities Act (British Columbia) or the Securities Act (Alberta), as applicable, or regulations, rules and instruments made under such legislation, and until the expiry of the four month hold ending four months after the date of issuance of the Warrant, imposed by the Exchange (or such other stock exchange or quotation system upon which the Common Shares may then be listed or quoted), and the certificates for such shares may bear appropriate legends prescribed by applicable securities laws and the Exchange.

13.       Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, if requested by the Company, upon delivery of a bond of indemnity satisfactory to the Company (or, in the case of mutilation, upon surrender of this Warrant certificate), the Company will issue to the Holder a replacement certificate containing the same terms and conditions as this Warrant.

14.       This Warrant and all rights hereunder are transferable subject to the restrictions set forth in the legends on the front page of the Warrant Certificate and the requirements of applicable securities legislation and requirements of the Exchange (or such other stock exchange or quotation system upon which the Common Shares may then be listed or quoted).  Such transfer can be effected by completing the Warrant Transfer Form attached hereto. Subject to the foregoing, this Warrant is not assignable and not transferable by the Holder, except as may be permitted by applicable law.

15.       This certificate shall enure to the benefit of and be binding upon the Company, its successors and assigns, the Holder and, subject as hereinbefore provided, its permitted successors and assigns.

16.       Nothing contained herein shall confer any right upon the Holder or any other person to subscribe for or purchase any shares of the Company at any time subsequent to 5:00 p.m. (Toronto time) on the Expiry Time and, from and after such time, this Warrant and all rights hereunder shall be void and of no value.

17.       Time shall be of the essence hereof.

18.       This Warrant shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and the parties hereto irrevocably attorn to the jurisdiction of the courts of the Province of Ontario for the purpose of any dispute or proceedings involving this Warrant.

IN WITNESS WHEREOF the Company has caused its common seal to be affixed and this Warrant to be signed as of the •th day of •, 201•.

POET TECHNOLOGIES INC.

Per:
Michel J. Lafrance, Secretary